UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) July 31, 2007

PACIFICNET INC.
(Exact name of registrant as specified in charter)

Delaware	000-24985	91-2118007
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o PacificNet Inc.
23/F, Tower A, TimeCourt, No.6 Shuguang Xili,
Chaoyang District, Beijing, China 100028
(Address of Principal Executive Offices) (Zip Code)

011-852-2876-2900
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On August 20, 2007, PacificNet Inc. (the “Company”) issued a press release and hosted a conference call during which the Company’s unaudited operating results for the second quarter of 2007. A copy of the press release is attached hereto as Exhibit 99.1, and a transcript of the conference call is attached hereto as Exhibit 99.2.

Item 2.04  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

In July 2007, the Company failed to timely make scheduled principal and interest payments under an Amended and Restated Variable Rate Convertible Debenture due March 2009 (the “Amended Debenture”) in the aggregate amount of $8,000,000. Pursuant to the terms of the Amended Debenture, the Company was obligated to make monthly redemption payments commencing on January 1, 2007, until the Amended Debenture was redeemed in full. On August 1, 2007, the Company made the July monthly redemption and interest payments to all of the debenture holders.  The Company has calculated the amount of the direct financial obligation as accelerated and increased to be $3,079,091.

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 20, 2007, PacificNet Inc. (NASDAQ: PACT) (the “Company” or “PacificNet”), issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that the Company received a letter on August 17, 2007 (the “Deficiency Letter”), from The Nasdaq Stock Market indicating that as a result of the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended June 30, 2007 with the Securities and Exchange Commission by August 14, 2007 (the deadline for filing its Form 10-Q), the Company is not in compliance with the Nasdaq requirements for continued listing set forth in Nasdaq Marketplace Rule 4310(c)(14), and its securities are, therefore, subject to delisting from The Nasdaq Global Market. Nasdaq Marketplace Rule 4310(c)(14) requires the Company to file all required reports with Nasdaq on or before the date they are required to be filed with the Securities and Exchange Commission.

The Company may present its views with respect to the deficiency reflected in the Deficiency Letter in writing to the Panel no later than August 24, 2007. In the event the Company fails to address the deficiency reflected in the Deficiency Letter, the Panel will consider the record as presented at the hearing and will make its determination with respect to continued listing of the Company’s securities based upon that information. There can be no assurance that the Panel will grant the Company’s request for continued listing.

A copy of a press release relating to the foregoing is attached hereto as Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Safe Harbor Statement

This Company's announcement contains forward-looking statements. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. Potential risks and uncertainties include, but are not limited to, PacificNet's historical and possible future losses, limited operating history, uncertain regulatory landscape in China, fluctuations in quarterly operating results and PacificNet’s ability to maintain its continued listing on Nasdaq. Further information regarding these and other risks is included in PacificNet's Form 10-Q and 10-K and other filings with the SEC.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are furnished herewith:

99.1	Press Release dated August 20, 2007 - PacificNet Reports Q2 2007 Results - Another Quarter of Profitability as a Leading Gaming Technology Provider in Asia
99.2	August 20, 2007 conference call transcript

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICNET INC. By: /s/ Victor Tong Name: Victor Tong Title: President Dated: August 23, 2007

EXHIBIT INDEX

Exhibit No.      Description

99.1	Press Release dated August 20, 2007 - PacificNet Reports Q2 2007 Results - Another Quarter of Profitability as a Leading Gaming Technology Provider in Asia
99.2	August 20, 2007 conference call transcript

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